                                                                    EXHIBIT 23.6

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of TDOP, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.001, of the Company.

Dated: March 5, 1998                     /s/ JONATHAN J. LEDECKY
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                                           Jonathan J. Ledecky